UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On September 19, 2016, the Audit Committee of the Board of Directors of Santander Holdings USA, Inc. (the “Company”), upon the recommendation of the Company's management and in consultation with the Company's current and former independent registered public accounting firms, PricewaterhouseCoopers, LLP ("PwC") and Deloitte & Touche LLP (“Deloitte”), concluded that the Company's audited financial statements for the fiscal years ended December 31, 2015, 2014, and 2013, and the previously issued unaudited financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, 2015, and 2014, June 30, 2015 and 2014, and September 30, 2015 and 2014 should no longer be relied upon and should be restated due to certain errors identified in those financial statements.

These restatements result primarily from the correction of errors in the accounting for retail installment contracts and the related allowance at the Company's subsidiary, Santander Consumer USA Holdings, Inc. ("SC") relating to (1) the methodology for accreting dealer discounts, subvention payments from manufacturers, and capitalized origination costs; (2) the lack of consideration of net discounts when estimating the allowance for credit losses; (3) the discount rate used in determining the impairment for loans accounted for as troubled debt restructurings; (each of which were included in an 8-K filed today with further information by SC); and (4) the related impact on the Company's financial statements as a result of the consolidation of SC. The errors will be corrected in restated financial statements included in amendments to previously filed Forms 10-Q and 10-K. In connection with these restatements, the Company will adjust the financial statements for all known errors, some of which were previously corrected in prior filings as immaterial out-of-period adjustments.

The Company expects to report in the amended and future filings the existence of additional, previously unreported material weaknesses in internal controls over financial reporting. Management continues to assess the nature and extent of these additional material weaknesses and their impact on the Company’s reports on the effectiveness of internal controls over financial reporting and its disclosure controls and procedures.

The Company expects to file amended periodic reports for the year ended December 31, 2015 and for the quarters ended March 31, June 30, and September 30, 2015 and March 31, 2016, as well as its Form 10-Q for the quarter ended June 30, 2016, as soon as possible. The Company has reviewed all critical relationships and does not foresee a material interruption in or change to normal business activities related to the delayed and amended filings. The financial statement errors relate to non-cash items and have no impact on net cash from operating activities, investing activities or financing activities.

The above statements regarding the expected impact of the corrections, the expected controls disclosures, and the expected timing of the Company’s filings constitute forward-looking statements that are based on the Company’s current expectations. The final amounts and controls conclusions will be included in the amended filings after the Company has completed its work on the restatement and the Audit Committee has completed its final review of the amended filings.

The Company's management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Deloitte and PwC.

This Current Report on Form 8-K contains forward-looking statements. Words such as "anticipates," "intends," "expects," "believes," "will," "may," "would," and "should" identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations regarding the need to amend and restate its financial statements, the reasons for the restatements, the periods affected, the impact of the restated financial statements on the Company's results and its expectations regarding the filing of the amended and restated financial statements.

Forward-looking statements are subject to risks and uncertainties including, without limitation, the ongoing internal review of accounting errors and other matters described above and the preliminary stage of the analysis thereof; the final outcome of the Company's accounting review and actions that may be taken or required as a result of the expected restatements and the conclusions reached by the Company's management, Audit Committee, Board of Directors or its independent registered public accounting firms based on the results of the review and additional information that may arise in the future prior to the filing with the Securities and Exchange Commission (the “SEC”) of the expected restatements; the limitations in internal controls over financial reporting while the Company continues to remediate existing material weaknesses; increased costs and/or reputational harm associated with restating the Company’s financial statements; and other risks detailed from time to time in the Company's filings with the SEC. The Company undertakes no obligation to update these forward-looking statements after the date of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2016	SANTANDER HOLDINGS USA, INC. By:/s/ Madhukar Dayal Name: Madhukar Dayal Title: Chief Financial Officer